Hondo Minerals Corporation S-3
Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-3, of our report, dated October 31, 2011, on the  consolidated financial statements of Hondo Minerals Corporation as of July 31, 2011 and 2010.  We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Odessa, Texas
December 13, 2011

/s/ KWCO,PC
KWCO, P.C.
Certified Public Accountants